                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY
                                                                  --------------




________________________________________________________________________________




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             BUZZCOMPANY.COM INC.,

                               MULTEX.COM, INC.,

                           MULTEX B ACQUISITION CORP.

                                      AND

                           THE STOCKHOLDERS LISTED ON
                              THE SELLER SIGNATURE
                              PAGE ATTACHED HERETO



________________________________________________________________________________









                                 May 10, 2000

                               TABLE OF CONTENTS

                                                                                                       Page
Section 1.  The Merger...............................................................................     1
     1A.       The Merger............................................................................     1
     1B.       Certificate of Merger.................................................................     1
     1C.       Certificate of Incorporation..........................................................     2
     1D.       Bylaws................................................................................     2
     1E.       Officers..............................................................................     2
     1F.       Directors.............................................................................     2
     1G.       Conversion of Shares..................................................................     2
     1H.       Dissenting Shares.....................................................................     3
     1I.       Stock Options.........................................................................     3
     1J.       Exchange of Certificates..............................................................     4
     1K.       Exemption from Registration...........................................................     6
     1L.       Closing...............................................................................     6

Section 2.  Closing Deliveries of the Company and Sellers............................................     6

Section 3.  Deliveries of the Parent and Acquisition Corp............................................     7

Section 4.  Post-Closing Covenants and Agreements....................................................     8
     4A.       Best Efforts; Further Assurances......................................................     8
     4B.       Press Release and  Public Announcements...............................................     8
     4C.       Confidentiality.......................................................................     8
     4D.       Noncompete, Nonsolicitation...........................................................     8
     4E.       Certain Taxes.........................................................................     9
     4F.       Restricted Shares.....................................................................     9
     4G.       Release...............................................................................    10

Section 5.  Representations and Warranties Concerning the Company....................................    10
     5A.       Organization, Corporate Power and Licenses............................................    10
     5B.       Capital Stock and Related Matters; Subsidiaries.......................................    10
     5C.       Authorization; No Breach..............................................................    11
     5D.       Consents..............................................................................    11
     5E.       Financial Statements..................................................................    12
     5F.       Absence of Undisclosed Liabilities....................................................    12
     5G.       Board Recommendation..................................................................    12
     5H.       Vote Required.........................................................................    13
     5I.       Affiliate Transactions................................................................    13
     5J.       No Material Adverse Effect............................................................    13
     5K.       Indebtedness..........................................................................    13
     5L.       Absence of Certain Developments.......................................................    13
     5M.       Assets................................................................................    15
     5N.       Tax Matters...........................................................................    15
     5O.       Contracts and Commitments.............................................................    17

     5P.       Intellectual Property Rights..........................................................    19
     5Q.       Litigation, etc.......................................................................    20
     5R.       Brokerage.............................................................................    21
     5S.       Insurance.............................................................................    21
     5T.       Employees.............................................................................    21
     5U.       ERISA.................................................................................    21
     5V.       Compliance with Laws; Permits.........................................................    23
     5W.       Environmental and Safety Matters......................................................    23
     5X.       Real Property.........................................................................    24

Section 6.  Representations and Warranties of the Sellers............................................    25
     6A.       Power and Authority...................................................................    25
     6B.       Authorization; No Breach..............................................................    25
     6C.       Title to Shares.......................................................................    26
     6D.       Accredited Investors..................................................................    26
     6E.       Brokerage.............................................................................    26
     6F.       Litigation, etc.......................................................................    26

Section 7.  Representations and Warranties of the Parent and Acquisition Corp........................    26
     7A.       Organization, Power and Authority.....................................................    27
     7B.       Capital Stock and Related Matters.....................................................    27
     7C.       Authorization; No Breach..............................................................    28
     7D.       Consents..............................................................................    28
     7E.       SEC Filings...........................................................................    28
     7F.       Financial Statements..................................................................    29
     7G.       No Prior Activities...................................................................    29
     7H.       Brokerage.............................................................................    29

Section 8.  Indemnification and Other Agreements.....................................................    29
     8A.       Survival of Representations and Warranties............................................    29
     8B.       General Indemnification...............................................................    30

Section 9.  Definitions..............................................................................    33

Section 10.  Agreement of Sellers....................................................................    39

Section 11.  Miscellaneous...........................................................................    39
     11A.      Fees and Expenses.....................................................................    39
     11B.      Remedies..............................................................................    39
     11C.      Consent to Amendments.................................................................    40
     11D.      Successors and Assigns................................................................    40
     11E.      Severability..........................................................................    40
     11F.      Counterparts..........................................................................    40
     11G.      Descriptive Headings; Interpretation..................................................    40
     11H.      Entire Agreement......................................................................    41
     11I.      No Third-Party Beneficiaries..........................................................    41

     11J.      Cooperation on Tax Matters............................................................    41
     11K.      Schedules and Exhibits................................................................    41
     11L.      Governing Law.........................................................................    41
     11M.      Notices...............................................................................    41
     11N.      Jurisdiction and Venue................................................................    43
     11O.      Waiver of Right to Jury Trial.........................................................    43
     11P.      No Strict Construction................................................................    44
     11Q.      Dispute Resolution....................................................................    44

                             EXHIBITS AND SCHEDULES

Exhibits:
-----------

Exhibit A     --     Form of Certificate of Merger
Exhibit B     --     Form of Certificate of Incorporation
Exhibit C     --     Form of Escrow Agreement
Exhibit D     --     Form of New Registration Rights Agreement
Exhibit E     --     Opinion of Satterlee Stephens Burke & Burke LLP
Exhibit F     --     Opinion of Kirkland & Ellis

Disclosure Schedules (with Section references):

Consents Schedule                  --        2D, 5D
Real Property Schedule             --        2I, 5Z
Foreign Qualifications Schedule    --        5A
Capitalization Schedule            --        5B
Authorization Schedule             --        5C
Consents Schedule                  --        5D
Financial Statements Schedule      --        5E
Disclosed Liabilities Schedule     --        5F
Affiliate Transactions Schedule    --        5I
Indebtedness Schedule              --        5K
Developments Schedule              --        5L
Liens Schedule                     --        5M
Tax Schedule                       --        5N
Contracts Schedule                 --        5O
Intellectual Property Schedule     --        5P
Litigation Schedule                --        5Q
Brokerage Schedule                 --        5R, 6C
Insurance Schedule                 --        5S
Employees Schedule                 --        5T
Employee Benefits Schedule         --        5U
Compliance Schedule                --        5V
Permits Schedule                   --        5V
Environmental Schedule             --        5W
Real Property Schedule             --        5X

                          AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of May
                                                   ---------
10, 2000, by and among BuzzCompany.com Inc., a Delaware corporation (the "Company"), Multex.com, Inc., a Delaware corporation (the "Parent"), Multex B
 -------                                                   ------
Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Parent ("Acquisition Corp."), and the stockholders listed on the seller
         -----------------
signature page attached hereto (collectively, the "Sellers" and individually a
                                                   -------
"Seller").  Capitalized terms used herein and not otherwise defined herein have
 ------
the meanings given to such terms in Section 9 below.

          WHEREAS, the respective board of directors of each of the Company, the Parent and Acquisition Corp. have approved the merger of Acquisition Corp. with and into the Company on the terms and conditions set forth herein;

          WHEREAS, pursuant to the Merger, each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock") will be
                                                      ------------
converted into the right to receive the Per Share Consideration; and

          WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

          Section 1.     The Merger
                         ----------

          1.A.   The Merger.  Upon the terms and subject to the conditions of
                 ----------
this Agreement, at the Effective Time, Acquisition Corp. shall be merged with and into the Company (the "Merger") and the separate corporate existence of
                           ------
Acquisition Corp. shall thereupon cease. The Company shall be the surviving corporation in the Merger and shall continue to be governed by the Delaware General Corporation Law (the "DGCL"). The separate corporate existence of the
                              ----
Company with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL. From and after the Effective Time, the Company is sometimes referred to herein as the "Surviving Corporation."
               ---------------------

          1.B.   Certificate of Merger.  On the Closing Date (as defined in
                 ---------------------
Section 1L), the parties hereto shall cause a certificate of merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), meeting the
                   ---------       ---------------------
requirements of Section 251(c) of the DGCL, to be properly executed and filed in accordance with the DGCL. The Merger shall be effective at the time and on the date of the filing of the Certificate of Merger in accordance with the DGCL, or at such other time and date as may be specified in the Certificate of Merger (the "Effective Time").
                            --------------

          1.C.   Certificate of Incorporation.  The Certificate of Incorporation
                 ----------------------------
of Acquisition Corp. in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, and shall be amended and restated in its entirety at the Effective Time so as to conform to Exhibit B attached hereto.
---------

          1.D.   Bylaws.  The by-laws of Acquisition Corp. in effect
                 ------
immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

          1.E.   Officers.  The officers of Acquisition Corp. immediately prior
                 --------
to the Effective Time shall be the officers of the Surviving Corporation and will hold office until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

          1.F.   Directors.  The directors of Acquisition Corp. immediately
                 ---------
prior to the Effective Time shall be the directors of the Surviving Corporation and will serve until their successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

          1.G.   Conversion of Shares.
                 --------------------

          (i) As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the Company's treasury, (ii) shares held by the Parent and Acquisition Corp., if any, and (iii) Dissenting Shares (as defined in Section 1H)) shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive 0.09574296 shares of New Common Stock (the "Per Share Consideration"); provided that 10% of the New Common Stock
      -----------------------
otherwise deliverable to each Management Seller shall be placed in escrow as provided in Section 1J (the "Escrow Stock").
                             ------------

          (ii) Each share of Common Stock held in the treasury of the Company and each share of Common Stock, if any, held by Acquisition Corp. immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled, retired and cease to exist as of the Effective Time and no payment shall be made with respect thereto.

          (iii) No fraction of a share of New Common Stock will be issued, but in lieu thereof each holder of shares of Common Stock who would otherwise be entitled to a fraction of a share of New Common Stock (after aggregating all fractional shares of New Common Stock to be received by such holder) shall receive from the Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of the New Common Stock on the Nasdaq National Market over the thirty (30) trading days prior to the Effective Time.

          (iv) From and after the Effective Time, the holders of certificates representing shares of Common Stock (except for Dissenting Shares) shall cease to have any rights with respect to such Certificates, except the right to receive the Per Share Consideration with respect to such shares.

          1.H.   Dissenting Shares.  Each share of Common Stock issued and
                 -----------------
outstanding immediately prior to the Effective Time held by stockholders who shall have properly exercised their appraisal rights with respect thereto under
Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the
                          -----------------
right to receive the Per Share Consideration pursuant to the Merger, but shall be entitled to receive payment of the appraised value of such shares in accordance with the provisions of Section 262 of the DGCL, except that each Dissenting Share held by a stockholder who shall thereafter withdraw his or her demand for appraisal or shall fail to perfect his or right to such payment as provided in such Section 262 shall be deemed to be converted, as of the Effective Time, into the right to receive the Per Share Consideration in the form such holder otherwise would have been entitled to receive as a result of the Merger. The Company shall give the Parent and Acquisition Corp. prompt notice of any demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company in connection with the Merger, and the Parent and Acquisition Corp. shall have the opportunity to direct all negotiations and proceedings with respect to such demands. The Company will not, except with the prior written consent of the Parent and Acquisition Corp., make any payment with respect to, settle or offer to settle, any such demands.

          1.I.   Stock Options.
                 -------------

          (i) At the Effective Time, (a) all unexercised options to purchase shares of Common Stock granted under the Company's 1999 Stock Option Plan (other than the non-employee optionholders, all of whom are set forth on Schedule 1I
                                                                  -----------
attached hereto) (whether or not such option or right is vested or exercisable) (in any such case an "Option") which are outstanding immediately prior to the
                      ------
Effective Time shall become and represent an option to purchase the number of shares of New Common Stock (a "Substitute Option") determined by multiplying
                               -----------------
(x) the number of shares of Common Stock subject to such Option immediately prior to the Effective Time by (y) 0.09574296, and the per share exercise price for each new option to purchase shares of New Common Stock (rounded up to the nearest cent), shall be equal to the pre-closing exercise price for such Option divided by 0.09574296, and (b) the Parent shall assume the obligations of the Company pursuant to the Company's 1999 Stock Option Plan. It is the intention of the parties that the above formula shall be applied in a manner consistent with
Section 424(a) of the Code. The Parent shall pay cash to holders of Options in lieu of issuing fractional shares of New Common Stock upon the exercise of Substitute Options. After the Effective Time, except as provided above in this
Section 1I, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Option immediately prior to the Effective Time.

          (ii) Additionally, immediately following the Effective Time, each holder of options or warrants under any plan or arrangement (other than the employee optionholders under the 1999 Stock Option Plan) adopted by the Company's board of directors to provide options, warrants or other rights to purchase capital stock of the Company, all of whom are set forth on Schedule 1I
                                                                    -----------
attached hereto, shall receive cash in an amount per share, for each share of the Common Stock which the option or warrant is convertible or exercisable into (each, an "Underlying Share" and collectively the "Underlying Shares"), equal to
           ----------------                        -----------------
$2.69636105 less the exercise price for such Underlying Share.

          (iii) The Company agrees to terminate the provisions in any other plans, programs or arrangements of the Company pursuant to which any Person shall have any right thereunder to acquire or participate in changes in value of equity securities of the Company or the Surviving Corporation. The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of New Common Stock for delivery upon exercise of Substitute Options.

          (iv) Within 30 days following the Effective Time, the Parent agrees to file an S-8 Registration Statement with respect to shares of common stock issued or issuable under the assumed 1999 Stock Option Plan.

          1.J.   Exchange of Certificates.
                 ------------------------

          (i) The Parent's transfer agent, American Stock Transfer & Trust Company, shall act as exchange agent in the Merger.

          (ii) Within five (5) business days of the Effective Time, the Parent shall make available to the Exchange Agent for exchange in accordance with this
Article 1 (i) the shares of New Common Stock issuable pursuant to Section 1G in exchange for shares of Common Stock outstanding immediately prior to the Effective Time less the number of shares of Escrow Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article 9 and
                  -----------
(ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1G(iii).

          (iii) Promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail or deliver to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock (the Certificates"), a letter of transmittal (which shall specify that delivery
     -------------
shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with a duly executed letter of transmittal and any other required documents, the holder of such Certificate shall promptly receive in exchange therefor a certificate representing the Per Share Consideration and payment in lieu of fractional shares, and in each case such Certificate shall be canceled. If any certificate for shares of New Common Stock is to be issued in a name of a Person other than the Person in whose name a Certificate so surrendered is registered, it shall be a condition of issuance and delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on the certificate or any related stock power shall be properly guaranteed and that the Person requesting such issuance and delivery either pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1J, each Certificate (other than Certificates canceled pursuant to Section 1G and Dissenting Shares) shall represent for all purposes only the right to receive the Per Share Consideration in the form provided for by this Agreement.

          (iv) As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 9 hereof, the Parent shall cause to be distributed to First Union National Bank (or such other institution selected by the Parent reasonably acceptable to the Company) (the "Escrow
                                                                   ------
Agent") the Escrow Stock which shall be registered in the names of the
-----
Management Sellers, who shall execute stock powers in favor of the Company to be held by the Escrow Agent. The Escrow Fund shall be governed by the terms set forth in an Escrow Agreement substantially in the form of Exhibit C attached
                                                          ---------
hereto. The Escrow Stock shall be vested shares not subject to any repurchase rights, shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate the Parent and Acquisition Corp. for certain damages as provided in Article 8 hereof. All of the Escrow Stock deposited by Zakhar Gorelov shall constitute Restricted Shares for purposes of
Section 4F hereof.

          (v) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of New Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1G; provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to indemnify the Parent against any claim that may be made against the Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (vi) If Certificates are not surrendered prior to the date that is six months after the Effective Time, unclaimed New Common Stock remaining in the Escrow Fund shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear or all claims or interest of any Person previously entitled thereto. Any stockholders of the Company who have not theretofore complied with the provisions of this Section 1J shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment for their claims in the form and amounts to which such stockholders are entitled. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a share of Common Stock for any New Common Stock (and cash in lieu of fractional shares) delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar law.

          (vii) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Consideration as provided for, and in accordance with, the provisions of this Section 1J.

          1.K.    Exemption from Registration.  The shares of New Common Stock
                  ---------------------------
to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof, and from any applicable
 --------------
Blue Sky laws.

          1.L.    Closing.  The closing of the transactions contemplated hereby
                  -------
(the "Closing") shall take place at the offices of Kirkland & Ellis, Citigroup
      -------
Center, 153 East 53rd Street, New York, New York 10022, counsel to the Parent and Acquisition Corp., at 10:00 A.M. on May 9, 2000 or such other date as the parties may determine if the items set forth in Sections 2 and 3 cannot be delivered as of May 9, 2000. The time and date of the Closing is herein called the "Closing Date".
     ------------

          Section 2.    Closing Deliveries of the Company and Sellers.  At the
                        ---------------------------------------------
Closing, the Company and the Sellers shall deliver to the Parent and Acquisition Corp. all of the following:

          (i) an opinion from Satterlee Stephens Burke & Burke LLP, counsel for the Company, in the form attached as Exhibit E which shall be addressed to
                                         ---------
the Parent and Acquisition Corp., and dated as of the Closing Date;

          (ii) an executed counterpart to the Escrow Agreement, which agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified;

          (iii) executed consents and waivers of the holders of options under the 1999 Stock Option Plan (other than the employee optionholders) and the Warrant Holder, each in form and substance satisfactory to the Parent;

          (iv) evidence of termination of the 1998 Stock Option Plan in form and substance satisfactory to the Parent;

          (v) executed counterparts of the New Registration Rights Agreement attached hereto as Exhibit D, which agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified;

          (vi) all existing minute books, stock transfer records, corporate seals and other materials relating to the Company's respective corporate administration which are in the possession of the Company, the Sellers or any Affiliate of the Sellers;

          (vii) good standing certificates of the Company from its jurisdiction of incorporation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated within 5 days prior to the Closing Date;

          (viii) a copy of the Company's charter (including any amendments thereto), certified by the appropriate official in its jurisdiction of incorporation;

          (ix) the by-laws of the Company and a Secretary's Certificate of the Company certifying all authorizing resolutions (including directors and shareholders and any committees of the foregoing) and the incumbency of the directors and officers of the Company executing this Agreement and any other agreements contemplated by this Agreement;

          (x)     copies of all Consents;

          (xi) a certified copy of the resolutions of the stockholders of the Company adopting and approving this Agreement, the Merger and the transactions contemplated hereby;

          (xii) a certified copy of the resolution of the Company's board of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

          (xiii)  a duly executed Certificate of Merger;

          (xiv) evidence that all transactions, agreements or other arrangements between the Company and any of its Affiliates or any of the stockholders, other than this Agreement, shall have been terminated in form and substance satisfactory to the Parent;

          (xv) resignations of the directors and officers of the Company in office immediately prior to the Effective Time in form and substance satisfactory to the Parent;

          (xvi) evidence that the holders of no more than two percent (2%) of the issued and outstanding Common Stock are eligible to be Dissenting Shares.

          Section 3.     Deliveries of the Parent and Acquisition Corp.  At the
                         ---------------------------------------------
Closing, the Parent and Acquisition Corp. shall deliver to the Company and the
Sellers:

          (i) an executed counterpart to the Escrow Agreement, which Escrow Agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified;

          (ii) an executed counterpart to the New Registration Rights Agreement, which agreement shall be in full force and effect as of the Closing Date and shall not have been amended or modified;

          (iii) an opinion from Kirkland & Ellis, special counsel to the Parent, in the form attached as Exhibit F, which shall be addressed to the
                                ---------
Sellers and dated as of the Closing Date;

          (iv) a certified copy of the resolution of each of Acquisition Corp.'s and Parent's board of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby; and

          (v)     a duly executed Certificate of Merger.

          Section 4.     Post-Closing Covenants and Agreements.
                         -------------------------------------

          4.A.    Best Efforts; Further Assurances.  Subject to the terms and
                  --------------------------------
conditions herein provided, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and to deliver all of the items set forth in Sections 2 and 3 above and the agreements and instruments contemplated hereby to the extent that such items, agreements and instruments are not delivered or completed as of the Closing Date.

          4.B.    Press Release and Public Announcements.  None of the
                  --------------------------------------
Company, the Sellers or any of their respective representatives shall make any public announcement with respect to this Agreement or the transactions contemplated hereby (other than to the Company's advisors, representatives and agents, on a need-to-know basis, for purposes of evaluating and negotiating the transactions contemplated by this agreement) without the prior written consent of the Parent.

          4.C.    Confidentiality.  In consideration of the mutual covenants
                  ---------------
contained herein, each of the Sellers agrees that, for all times after the Effective Time, except as required by law or court order, he or she shall not, directly or indirectly, disclose to any unauthorized Person or use for his or her own account any Confidential Information unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of such Seller's acts or omissions to act. Each of the Sellers further agrees to use his or her commercially reasonable best efforts and diligence to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft.

          4.D.    Noncompete, Nonsolicitation.
                  ---------------------------

          (i) For a period of 3 years following the Closing Date (the "Noncompete Period"), none of the Management Sellers shall directly or
 -----------------
indirectly own, operate, lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in (x) any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) that provides software for internet and other e-communities or otherwise provides any product or any service that may be used as a substitute for or otherwise compete with any product or service of the Company Group as of the date hereof or (y) any business in competition with the businesses of the Company Group as of the date hereof.

          (ii) During the Noncompete Period, none of the Management Sellers shall directly or indirectly (x) induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group and any employee thereof, including, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (y) hire any person who was an employee of the Company Group during the 6 month period prior to such date, or (z) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

          (iii)   Each of the Management Sellers agrees and acknowledges that:
(a) the covenants set forth in this Section 4D are reasonably limited in both time and geographical scope and in all other respects, (b) the covenants set forth in this Section 4D are reasonably necessary for the protection of the Company and the Parent, (c) the Parent and Acquisition Corp. would not have entered into this Agreement but for the covenants of each of the Management Sellers contained herein, and (d) the covenants contained herein have been made in order to induce the Parent and Acquisition Corp. to enter into this Agreement.

          (iv) If, at the time of enforcement of this Section 4D, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (v) Each of the Management Sellers recognizes and affirms that in the event of his breach of any provision of this Section 4D, money damages would be inadequate and the Parent and the Company Group would have no adequate remedy at law. Accordingly, each of the Management Sellers agrees that in the event of a breach or a threatened breach by any such Management Seller of any of the provisions of this Section 4D, the Parent and the Company Group, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

          4.E.    Certain Taxes.  All transfer, documentary, sales, use, stamp,
                  -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Parent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

          4.F.    Restricted Shares.  Zakhar Gorelov hereby agrees that (i)
                  -----------------
following the Closing Date 373,440 of his shares shall be free of restrictions other than the general holdback provision set forth in the New Registration Rights Agreement, and (ii) 373,440 of his shares (the "Restricted Shares") shall
                                                       -----------------
be subject to additional restrictions on transfer as described in the following sentence, and of the Restricted Shares, 93,360 shares of New Common Stock shall be released from restriction on each anniversary of the Closing Date and thereafter subject only to the general holdback provision set forth in the New Registration Rights Agreement. Gorelov hereby agrees not to effect any public sale or distribution of any Restricted Shares until such time as such securities have been released from the restrictions set forth herein. Notwithstanding the foregoing, in the event that a Change of Control occurs at any time, all shares of New Common Stock shall immediately be released from the restrictions set forth in 4F(ii) above.

          4.G.    Release.  Within 45 days from the Effective Time, the Parent
                  -------
agrees to release Zakhar Gorelov from all guarantees of obligations of the Company, including the Citibank line of credit, overdraft, equipment sale/leaseback and equipment loan and the lease for the premises located at 11 Broadway, Suites 1131 and 1168, New York, New York.

          Section 5.     Representations and Warranties Concerning the Company.
                         -----------------------------------------------------
As a material inducement to the Parent and Acquisition Corp. to enter into this Agreement, the Company and each of the Management Sellers, jointly and severally, hereby represent and warrant to the Parent and Acquisition Corp. that the following statements contained in this Section 5 are correct and complete as of the date hereof:

          5.A.    Organization, Corporate Power and Licenses.  The Company is
                  ------------------------------------------
a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation and is duly authorized to conduct business in every jurisdiction where such qualification is required, which such jurisdictions are set forth on the Foreign Qualifications Schedule 5A attached hereto. The Company possesses all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the charter documents and bylaws which have been furnished to the Parent and Acquisition Corp. reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of the Company are correct and complete.

          5.B.    Capital Stock and Related Matters; Subsidiaries.
                  -----------------------------------------------

          (i) As of immediately prior to the Closing, the authorized capital stock of the Company consists of 25,000,000 share of Common Stock of which 11,051,000 shares of Common Stock are issued and outstanding and no shares of Common Stock are held in treasury. The Common Stock constitutes all of the outstanding capital stock of the Company and are held beneficially and of record by the Sellers (free and clear of all Liens) as set forth on the Capitalization
                                                                 --------------
Schedule 5B attached hereto. The Capitalization Schedule 5B attached hereto,
-----------                      --------------------------
sets forth the name of each Person holding any equity securities of the Company, any securities convertible or exchangeable for any equity securities of the Company and any options or other rights to purchase equity securities of the Company and the amount and type of such securities or options or rights held by such Persons as of the Closing Date and immediately thereafter. Except as set forth on the Capitalization Schedule 5B, the Company has no outstanding stock
             --------------------------
or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, or rights, options or warrants to acquire, subscribe for or to purchase its capital stock or any stock appreciation rights or phantom stock or similar plans or rights. Attached to Capitalization Schedule 5B is a form of Stock Option Agreement evidencing
--------------------------
stock option grants pursuant to the 1999 Stock Option Plan (the "Grant Letter").
                                                                 ------------
Except as set forth on Capitalization Schedule 5B, all Options were granted
                       --------------------------
pursuant to the terms and conditions of the

Grant Letter. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. All of the outstanding shares of the Company's capital stock have been duly authorized and are validly issued, fully paid and nonassessable.

          (ii) The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or the offer, sale or issuance of any of its debt securities. Except as set forth on the Capitalization Schedule 5B(i) attached hereto, there
                           -----------------------------
are no voting trusts, proxies, or other agreements or understandings among the Company's shareholders or any other Person with respect to the voting, transfer or registration of the Company's capital stock or with respect to any other aspect of the Company's affairs.

          (iii)   The Company has no Subsidiaries.

          5.C.    Authorization; No Breach.  The Sellers' and the Company's
                  ------------------------
execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which such person is a party have been duly authorized by such person. This Agreement constitutes a valid and binding obligation of the Sellers and the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity), and all other agreements and instruments contemplated hereby to which the Company is a party, when executed and delivered by the Company in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by
(a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on the attached Authorization Schedule 5C, the execution and delivery
                          -------------------------
by the Sellers and the Company of this Agreement and all other agreements and instruments contemplated hereby to which any such person is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or notice or declaration to, the articles of incorporation or bylaws of the Company, or any Law to which the Company is subject, or any order, judgment or decree or any material agreement or instrument to which the Company is subject. The Company is not a party to or bound by any written or oral agreement or understanding with respect to an Acquisition Proposal or a Third Party Acquisition other than this Agreement, and all of them have terminated all discussions with third parties (other than the Parent) regarding Acquisition Proposals or Third Party Acquisitions.

          5.D.    Consents.  No consent, approval or authorization of, or
                  --------
designation, declaration or filing with, any Governmental Entity or other third party is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for the filing and recording of the Certificate of Merger as required by the DGCL, or as set forth on the attached Consents
                                                                --------
Schedule 5D.
-----------

          5.E.    Financial Statements.  Attached hereto as the Financial
                  --------------------                          ---------
Statements Schedule 5E are the following financial statements:
----------------------

          (i) the audited balance sheets of the Company as of December 31, 1999, and the related statements of combined income and cash flows (or the equivalent) for the twelve-month period then ended; and

          (ii) the unaudited balance sheets of the Company as of March 31, 2000 (the "Latest Balance Sheet"), and the related income statements(or the equivalent) for the three (3) month period then ended.

Except as set forth on the Financial Statements Schedule 5E, all of the foregoing financial statements (including in all cases the notes thereto, if any) are correct and complete and are consistent with the books and records of the Company (which books and records are correct and complete) and fairly present the financial condition, operating results and cash flows of the Company and have been prepared in accordance with GAAP consistently applied throughout such financial statements and the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnote disclosure and year end adjustment.

          5.F.    Absence of Undisclosed Liabilities.  Except as set forth on
                  ----------------------------------
the attached Disclosed Liabilities Schedule 5F, the Company has no obligation or
             ---------------------------------
liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into, at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof (and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, or demand against the Company giving rise to any liability), other than: (i) liabilities set forth on the liabilities side of the Latest Balance Sheet or the audited financial statements of the Company as of December 31, 1999 (excluding any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit and none of which, individually or in the aggregate is material), (iii) ordinary course obligations under contracts and agreements entered into by the Company in the ordinary course of business consistent with past custom and practice (other than under contracts or agreements required to be disclosed hereunder but not so disclosed and liabilities resulting from breach of contract, breach of warranty, tort and infringement), and (iv) other liabilities and obligations expressly disclosed on the Disclosed Liabilities Schedule 5F.
                 ---------------------------------

          5.G.    Board Recommendation.  The board of directors of the Company
                  --------------------
has by a unanimous written consent (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the stockholders of the Company, (b) adopted resolutions to recommend that the holders of Common Stock approve this Agreement and the transactions contemplated hereby, including the Merger, (c) adopted resolutions providing that the Options shall be treated in accordance with
Section 1I
of this Agreement; and (d) adopted resolutions providing that the Shareholder Agreements, the Registration Rights Agreement and the Securities Purchase Agreement shall terminate.

          5.H.    Vote Required.  The affirmative vote by the holders of a
                  -------------
majority of the Common Stock outstanding is the only vote of the holders of any of the Company's Common Stock necessary to approve this Agreement and the transactions contemplated hereby. No more than two percent (2%) of the issued and outstanding Common Stock are eligible to be Dissenting Shares.

          5.I.    Affiliate Transactions.  Except as set forth on the attached
                  ----------------------
Affiliate Transactions Schedule 5I, no officer, director, employee, shareholder
          ------------------------
or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

          5.J.    No Material Adverse Effect.  Since December 31, 1999, there
                  --------------------------
has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect, except for continuing operating losses by the Company not to exceed $1,500,000 through the Closing Date.

          5.K.    Indebtedness.  On April 30, 2000, all Indebtedness of the
                  ------------
Company was approximately $178,683 and is described on the Indebtedness Schedule
                                                           ---------------------
5K.
--

          5.L.    Absence of Certain Developments.  Except as expressly
                  -------------------------------
contemplated by this Agreement or as set forth on the attached Developments
                                                               ------------
Schedule 5L, since December 31, 1999, the Company has conducted its business
-----------
only in the ordinary course of business consistent with past custom and practice, and the Company has not:

          (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

          (ii) incurred any Indebtedness, other than any Indebtedness incurred in the ordinary course of business consistent with past custom and practice;

          (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practice;

          (iv) declared, set aside or made any payment or distribution of cash or other property to the Sellers with respect to their capital stock or other equity securities or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

          (v) mortgaged or pledged or imposed any security interest upon any of its properties or assets, tangible or intangible, or subjected them to any Lien, except Permitted Liens;

          (vi) sold, assigned, transferred, leased, licensed or abandoned any of its assets, tangible or intangible (including the Intellectual Property Rights) other than in the ordinary course of business consistent with past custom and practice for a fair consideration;

          (vii) made or granted any bonus or any wage or salary increase or made any other change in employment to any director, officer, employee or group of employees (except as required by pre-existing contracts described on the attached Contracts Schedule 5O), or made or granted any increase in any bonus,
         ---------------------
profit sharing, incentive, severance, or other employee benefit plan, contract or arrangement, or amended or modified or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

          (viii) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contracts or agreements;

          (ix) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

          (x) delayed, postponed or canceled the payment of any accounts payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

          (xi) made any loans or advances to, Guarantees for the benefit of, or any Investments in, any Persons or formed any Subsidiary;

          (xii) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance, or experienced any material changes in the amount and scope of insurance coverage;

          (xiii) made any change in any method of accounting or accounting policies, other than those required by GAAP which have been disclosed in writing to the Parent, or made any write-down in the value of its inventory that is other than in the ordinary course of business consistent with past custom and practice, or made any change in its cash management policies;

          (xiv) directly or indirectly engaged in any transaction, made any loan to or entered into any arrangement with any officer, director, partner, shareholder, employee or other Affiliate of the Company;

          (xv) except as contemplated hereby, amended its articles of incorporation, bylaws or other organizational documents;

          (xvi) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights other than licenses of the Company's BuzzPower Software made in the ordinary course of business, consistent with past custom and practice;

          (xvii) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $25,000;

          (xviii) entered into any other agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000;

          (xix) accelerated, terminated, modified, or canceled any agreement, contract or license (or series of related agreements, contracts, or licenses) involving more than $10,000 to which the Company is a party or by which any of them is bound;

          (xx) experienced any other occurrence, event, incident, or taken any action or omitted to take any action which would reasonably be expected to have a Material Adverse Effect; or

          (xxi) agreed, whether orally or in writing, to do any of the foregoing.

          5.M.    Assets.
                  ------

          (i) Except as set forth on the Liens Schedule 5M attached hereto, the Company has good and valid title to, or a valid leasehold interest in, the properties and assets, tangible or intangible, used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for (a) properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and (b) Permitted Liens.

          (ii) The Company owns, has a valid leasehold interest in, or has a valid license to use, all the assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

          5.N.    Tax Matters.
                  -----------

          (i)     Except as set forth on the attached Taxes Schedule 5N:
                                                      -----------------

                  (a) the Company has filed all Tax Returns which it was required to file under applicable laws and regulations, and all such Tax Returns are complete and correct in all material respects and have been prepared in substantial compliance with all applicable laws and regulations;

                  (b) the Company has paid all Taxes due and owing (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it was required to withhold from amounts paid to any employee, shareholder, independent contractor, creditor or other third party;

                  (c) the Company has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and the Company has not consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Tax authority;

                  (d) the accrual for Taxes on the audited balance sheets referenced in Section 5E(i) (excluding any amount recorded which is attributable solely to timing differences between book and Tax income) is (as adjusted for time) adequate to pay all Tax Liabilities of the Company through the date of the Effective Time;

                  (e) no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company;

                  (f) there are no Liens for Taxes upon any of the assets of, or interests in, the Company, other than for Liens for Taxes not yet due and payable;

                  (g) there are no material outstanding claims concerning the Company's Tax Liability which have been made in writing by a taxing authority;

                  (h) no claim has ever been made in writing by a taxing authority in a jurisdiction where the Company does not file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction;

                  (i) the Company has never been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax Return;

                  (j) the Company is not a party to or bound by any Tax allocation or Tax sharing agreement;

                  (k) the Company shall not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (i) a change in method of accounting for a taxable period ending on or prior to the Effective Time, (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (iii) any sale reported on the installment method where such sale occurred on or prior to the Effective Time, or (iv) any prepaid amount received on or prior to the Effective Time (other than amounts prepaid in the ordinary course of business consistent with past custom and practice); and

                  (l) the Company (A) is not a party to a contract that could require it to make any payment, or (B) has not made, or is not obligated to make, any payment, in either case that would be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (ii)    The Company:

                  (a) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

                  (b) has not made an election under Section 341(f) of the Code; or

               (c) is not liable for the Taxes of another Person (A) under Treasury Regulation (S) 1.1502-6 (or comparable provisions of state, local or non-U.S. law), (B) as a transferee or successor, or (C) by contract or indemnity or otherwise.

          5.0. Contracts and Commitments.
               -------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule 5O, the Company is not a party to or bound by any written or oral:

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to its current or former directors, officers or employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

               (b) collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

               (c) management agreement or contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis (i) providing annual cash or other compensation in excess of $10,000, (ii) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or (iii) otherwise restricting its ability to terminate the employment of any employee at anytime for any lawful reason or for no reason without penalty or liability;

               (d)  contract or agreement involving any Governmental Entity;

               (e) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any letter of credit arrangements;

               (f) Guarantee, other than endorsements made for collection in the ordinary course of business;

               (g) lease or agreement under which the Company is (i) lessee of or holds or operates any personal property, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $20,000 or (ii) lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

               (h) contract or group of related contracts with the same party or group of affiliated parties for the purchase or sale of raw materials, commodities, supplies, products, equipment or other personal property or services under which the undelivered balance since December 31, 1999 of such products and services has a selling price in excess of $20,000;

               (i) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by the Company upon 30 days' or less notice without penalty or involving more than $20,000;

               (j) contract relating to the marketing, sale, advertising or promotion of its products, where such contract involves a fee or payment by the Company in excess of $20,000;

               (k) agreements relating to the ownership of, investments in or loans and advances to any Person, including investments in joint ventures and minority equity investments;

               (l) license, royalty, indemnification or other agreement with respect to any intangible property (including any Intellectual Property Rights);

               (m) broker, agent, sales representative, sales or distribution agreement;

               (n) power of attorney or other similar agreement or grant of agency;

               (o) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world, including any nondisclosure or confidentiality agreements; or

               (p) other agreement which involves a consideration in excess of $20,000 annually, whether or not in the ordinary course of business.


          (ii) All of the contracts, agreements and instruments set forth or required to be set forth on the attached Contracts Schedule 5O (the "Material
                                         ---------------------       --------
Contracts") are valid, binding and enforceable in accordance with their
---------
respective terms, except as designated completed on such schedule and except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on Schedule 5C and Schedule 5D, each of the Material Contracts shall be in full force and effect without penalty in accordance with its terms upon consummation of the transactions contemplated hereby. Except as set forth on Schedule 5C and Schedule 5D, the Company has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any Material Contract; and the Company has no knowledge of any breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract to which they are parties.

          (iii) The Parent has been supplied with a true and correct copy of each written Material Contract, together with all amendments, waivers or other changes thereto (all of which amendments, waivers or other changes thereto are described on the attached Contracts Schedule 5P).
                          ---------------------

          (iv) The Company has not rendered services to or performed services for any third party, including software development services, except pursuant to contracts or agreements listed on Contracts Schedule 5O and except for contracts or agreements for which
(x) the total fees paid do not exceed $20,000 and (y) the subject matter of the contract or agreement is not related in any way to the current code base of any of the Company's software products.

          (v)  Notwithstanding the provision of Section 5O(j) that restricts the
                                                -------------
listing of contracts relating to the marketing, sale, advertising or promotion of the Company's products to those contracts where the fee or payment by the Company is in excess of $20,000, the Company shall list sufficient contracts on Contracts Schedule 5O relating to the marketing, sale, advertising or promotion
---------------------
of its products such that seventy-five percent (75%) of the Company's total expenditures for marketing, sale, advertising or promotion of its products are represented. Should such list include such contracts for which the fee or payment by the Company is not in excess of $20,000, then such list shall include such contracts in descending order by fee or payment.

          5.P. Intellectual Property Rights.
               ----------------------------

          (i)   The attached Intellectual Property Schedule 5P contains a
                             ---------------------------------
complete and accurate list of all (a) patented and registered Intellectual Property Rights owned or used by the Company, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company, (c) all computer software owned or used by the Company other than commercially available software with a license fee of less than $5,000, and
(d) material unregistered trade names, corporate names, trademarks, service marks and copyrights owned or used by the Company. The attached Intellectual
                                                                ------------
Property Schedule 5P also contains a complete and accurate list of all licenses
--------------------
or similar agreements relating to Intellectual Property Rights to which the Company is a party, in each case identifying the subject Intellectual Property Rights.


          (ii) The Company owns all right, title and interest to, or has the right to use pursuant to a valid and effective written license, all Company Intellectual Property Rights. The Company Intellectual Property Rights comprise all of the Intellectual Property Rights necessary for the operation of the business of the Company as presently conducted and as presently proposed to be conducted, free and clear of all Liens other than Permitted Liens. No loss or expiration of any of the Company Intellectual Property Rights is threatened, pending or reasonably foreseeable. The Company has taken all commercially reasonable actions to maintain and protect the Company Intellectual Property Rights. To the knowledge of the Company, the owners of any Intellectual Property Rights licensed to the Company have taken all commercially reasonable action to maintain and protect the Intellectual Property Rights subject to such licenses.

          (iii) Except as set forth on the attached Intellectual Property
                                                                 --------
Schedule 5P, (a) there are no claims against the Company that were either made
-----------
within the past five (5) years or are presently pending asserting the invalidity, misuse or unenforceability of any of the Company Intellectual Property Rights, and there is no basis for any such claim, (b) the operation of the business of the Company as currently conducted and as proposed to be conducted has not infringed, misappropriated or conflicted with and will not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and the Company has not received any notice regarding any of the foregoing (including any demands or offers to license any Intellectual

Property Rights from any other Person) or is not aware of any facts which indicate a likelihood of any of the foregoing, (c) to the knowledge of the Company, no third party has infringed, misappropriated or otherwise conflicted with any of the Company Intellectual Property Rights. The transactions contemplated by this Agreement shall have no Material Adverse Effect on the right, title or interest of the Company in and to the Company Intellectual Property Rights and all of such Company Intellectual Property Rights shall be owned or available for use by the Company on substantially identical terms and conditions immediately after the Effective Time.

          (iv) All personnel that have developed or are developing Intellectual Property, including employees, agents, consultants and contractors of the Company, have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed or will convey to the Company full right, title and interest in and to all Intellectual Property developed by such personnel, and neither the Company nor any such personnel are under any obligation to assign any Intellectual Property to any third party (including any governmental entity), except pursuant to contracts and agreements listed on Contracts Schedule 5O.
---------------------

          (v) None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems (collectively, the "Computer
                                                                   --------
Systems") that are used or relied on by the Company in the conduct of their
-------
respective businesses has, in any material respect, malfunctioned, ceased to function, generated incorrect data or produced incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries ("Millennium
                                                                  ----------
Compliant").
----------

          (vi) The failure of any Computer Systems to be Millennium Compliant, singly or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

          5.Q. Litigation, etc. Except as set forth on the attached Litigation
               ---------------                                      ----------
Schedule 5Q, there are no (and, during the five years preceding the date hereof,
-----------
there have not been any) actions, suits, proceedings (including any arbitration proceedings, orders, investigations or claims pending or, to the knowledge of the Company, threatened against the Company or pending or threatened against any of the officers, directors or employees of the Company with respect to the businesses or proposed business activities of the Company), or pending or threatened by the Company against any third party, at law or in equity, or before or by any Government Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any pending arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the knowledge of the Company, there is no basis for any of the foregoing. The Company is fully insured with respect to each of the matters set forth on the attached Litigation Schedule 5Q. The Company is not subject to
                          ----------------------
any judgment, order or decree of any Government Entity, and the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which would reasonably be expected to have a Material Adverse Effect.

          5.R. Brokerage.  Except as set forth on the Brokerage Schedule 5R
                                                      ---------------------
attached hereto (all items listed on the Brokerage Schedule 5R shall be the
                                         ---------------------
responsibility of, and shall be
borne by, the stockholders), there are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company is a party or to which the Company is subject. The Company shall not have any obligation for any fees or expenses set forth on the Brokerage Schedule 5R.
    ---------------------

          5.S. Insurance.  The attached Insurance Schedule 5S contains a list of
               ---------                ---------------------
each insurance policy maintained by the Company with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing or a substituted policy shall have been obtained therefor. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has never been denied insurance coverage. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the attached Insurance Schedule 5S, the Company has no self-insurance or co-
         ---------------------
insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

          5.T. Employees.  The Employees Schedule 5T attached hereto contains a
               ---------       ---------------------
true and complete list as of March 31, 2000 of (i) the employees employed by the Company having an annual base salary in calendar year 1999 of $25,000 or more,
(ii) the rate of all current compensation payable by the Company to each such employee, including any bonus, contingent or deferred compensation, and (iii) the directors of each of the Company and the Subsidiaries. To the knowledge of the Company, no employee of the Company and no group of employees of the Company has any plans to terminate employment with the Company. The Company has (a) no material labor relations problems (including any additional union organization activities, threatened or actual strikes or work stoppages or material grievances), (b) not engaged in any unfair labor practices, (c) during the past five years, not suffered any labor strike, lockout, work stoppage or other material labor dispute or, (d) no union organization campaign is in progress with respect to any of the employees, nor any question concerning representation exists respecting such employees. The Company has not engaged in any plant closing or employee layoff activities within the last two (2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

          5.U. ERISA.
               -----

          (i)  The Employee Benefits Schedule 5U sets forth an accurate and
               ---------------------------------
complete list of each Employee Benefit Plan maintained, sponsored, or contributed to by the Company, or with respect to which the Company has any liability or potential liability.

          (ii) Except as set forth on the Employee Benefits Schedule 5U, the
                                          -----------------------------
Company does not maintain, contribute to, or have any liability under (or with respect to) any "defined benefit plan" (as defined in ERISA (S)3(35)), or any "multiemployer plan" (as defined in ERISA (S)3(37)). No asset of the Company is subject to any Lien under ERISA or the Code. There has been no application for or waiver of the minimum funding standards imposed by Code (S)412 with respect to any Employee Benefit Plan subject thereto, and each such Employee Benefit Plan is fully funded based on the assumptions used in the most recent actuarial report for such Employee

Benefit Plan and there are no facts or circumstances that would materially change the funded status of any such Employee Benefit Plan. The Company has not incurred or expect to incur any liability under Title IV of ERISA (other than for contributions not yet due) or to the PBGC (other than for payment of premiums not yet due). There are no pending or threatened actions, suits, investigations or claims with respect to any Employee Benefit Plan (other than routine claims for benefits).

          (iii) Each Employee Benefit Plan that is intended to be qualified under Code (S)401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and the Company is not aware of any facts and circumstances that have occurred since the date of such determination that could adversely affect the qualified status of such Employee Benefit Plan.

          (iv) Each of the Employee Benefit Plans and all related trusts, insurance contracts and funds has been maintained, funded and administered in compliance with its terms and the terms of any applicable collective bargaining agreements, and complies in all material respects with the applicable provisions of ERISA, the Code, and any other applicable laws. With respect to each Employee Benefit Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

          (v) None of the Company or any other "disqualified person" (within the meaning of Code (S)4975) or any "party in interest" (within the meaning of ERISA (S)3(14)) has engaged in any "prohibited transaction" (within the meaning of Code (S)4975 or ERISA (S)406) with respect to any of the Employee Benefit Plans which could subject any of the Employee Benefit Plans, the Company, or any officer, director or employee of any of the foregoing to a penalty or tax under ERISA (S)502(i) or Code (S)4975.

          (vi) Each Employee Benefit Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Code
(S)4980B ("COBRA") has been administered in material compliance with such
           -----
requirements. No Employee Benefit Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of the Company other than as required pursuant to COBRA.

          (vii)  Except as set forth on the Employee Benefits Schedule 5U: (A)
                                            -----------------------------
no Employee Benefit Plan subject to Title IV of ERISA which is a Multiemployer Plan has been terminated; (B) no proceeding has been initiated to terminate any such Multiemployer Plan and there has been no "reportable event" (within the meaning of ERISA (S)4043(c)) with respect to any such Multiemployer Plan; (C) no Multiemployer Plan is in reorganization as described in ERISA (S)4241 and no Multiemployer Plan is insolvent as described in ERISA (S)4245; (D) the Company has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA (S)(S) 4205 and 4203, respectively) from any Multiemployer Plan, no such liability has been asserted, and there are no events or circumstances which could result in any such partial or complete withdrawal; and (E) the Company is not bound by any contract or agreement nor do any of them have any obligation or liability described in ERISA
(S)4204.

          (viii) With respect to each Employee Benefit Plan, the Company has delivered to the Parent true, complete and correct copies of (to the extent applicable): (A) all documents pursuant to which the Employee Benefit Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (B) the three most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with applicable attachments); (C) the most recent determination letter received from the Internal Revenue Service; and (D) all actuarial reports or statements of funded status for the three most recent plan years.

          (ix) The Company has no liability with respect to any Employee Benefit Plan solely by reason of being treated as a single employer under Code
(S)414 with any trade, business or entity other than the Company.

          5.V.    Compliance with Laws; Permits. Except as set forth on the
                  -----------------------------
attached Compliance Schedule 5V:
         ----------------------

          (i) The Company has complied in all material respects with all applicable Laws relating to the operation of its business. No notices have been received by and no claims have been filed against the Company alleging a violation of any such Laws.

          (ii) Except with respect to permits relating to Environmental and Safety Regulations which are addressed in Section 5X below, the Company holds all permits, licenses, certificates, accreditations and other authorizations of all Government Entities required for the conduct of its business and the ownership of its properties, and the attached Permits Schedule 5V sets forth a
                                              -------------------
list of all of such permits, licenses, certificates, accreditations and other authorizations. No notices have been received by the Company alleging the failure to hold any permit, license, certificate, accreditation or other authorization of any Government Entity. The Company is in compliance with all terms and conditions of all permits, licenses, accreditations and authorizations which it holds. Except as disclosed on the attached Permits Schedule 5V all of
                                                    -------------------
such permits, licenses, accreditations and authorizations will be available for use by the Company immediately after the Effective Time.

          5.W.    Environmental and Safety Matters. Except as set forth on the
                  --------------------------------
attached Environmental Schedule 5W:
         -------------------------

          (i) The Company has complied with and is currently in compliance with all Environmental and Safety Requirements. The Company has not received any oral or written notice, report or information regarding any violations of or any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its current or former properties or facilities.

          (ii) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its business. A list of all such permits, licenses and other authorizations is set forth on the attached Permits Schedule 5V.
             -------------------

          (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (iv) None of the following exists at any property or facility owned, occupied or operated by the Company:

                         (1)  underground storage tanks;

                         (2) asbestos-containing materials in any form or condition;

                         (3) materials or equipment containing polychlorinated biphenyls; or

                         (4) landfills, surface impoundments or other disposal areas.

          (v) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

          (vi) The Company has, neither expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          5.X.   Real Property.
                 -------------

          (i)    The Company does not own any real property.

          (ii)   The attached Real Property Schedule 5X sets forth a list of all
                              -------------------------
leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") for real property (the "Real
                                         ------                           ----
Property") to which the Company is a "tenant," "subtenant," or other lessee
--------
party. The Company has a good and valid leasehold interest in and to all of the Real Property, subject to no Liens except Permitted Liens. Each Lease is in full force and effect and is enforceable in accordance with its terms. There exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Lease. The Company and the Sellers have previously delivered to Parent true and complete copies of all the Leases. Except as described on Consents Schedule 5D, no
                       --------------------
consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (iii) The Real Property constitutes all of the real property leased, occupied or otherwise utilized in connection with the business of the Company. Other than the Company, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. The Real Property is in good condition and repair and is sufficient and appropriate for the conduct of the business of the Company. The Real Property and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations. All permits, licenses and other approvals necessary to the current occupancy and use of the Real Property have been obtained, are in full force and effect and have not been violated. There exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property. All improvements located on the Real Property have direct access to a public road adjoining such Real Property. No such improvements or accessways encroach on land not included in the Real Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property. There is no pending or any threatened condemnation proceeding affecting any portion of the Real Property. There are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Real Property, any portion thereof or interest thereon. The Company is not obligated to purchase or lease any real property.

          Section 6. Representations and Warranties of the Sellers. As a material inducement to the Parent and Acquisition Corp. to enter into this Agreement and purchase the Shares hereunder, each Seller hereby, severally and not jointly, represents and warrants to the Parent and the Company that the following representations and warranties are true and correct as of the date hereof:

          6.A.  Power and Authority. Such Seller, if it is an entity, is duly
                -------------------
organized, validly existing and in good standing under the laws of its incorporation and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

          6.B.  Authorization; No Breach.  This Agreement and all other
                ------------------------
agreements or instruments contemplated hereby to which such Seller is a party or by which such Seller is bound, when executed and delivered by such Seller in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Seller, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by such Seller of this Agreement and all other agreements contemplated hereby to which such Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by such Seller, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien, security interest, mortgage, charge or encumbrance upon such Seller's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or Government Entity pursuant to, any Law to which such Seller is subject, the articles of incorporation or bylaws of such Seller, if applicable, or any material agreement, instrument, order, judgment or decree to which such Seller is subject. Such Seller is not a party to or bound by any written or oral agreement or understanding with respect to an Acquisition Proposal or a Third Party Acquisition other than this Agreement, and has terminated all discussions with third parties (other than the Parent) regarding Acquisition Proposals or Third Party Acquisitions.

          6.C. Title to Shares.  All of the shares of Common Stock owned by such
               ---------------
Seller are owned of record and beneficially by such Seller, and such Seller has good and marketable title to the shares of Common Stock owned by such Seller, free and clear of all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. Such Seller is not a Party to any plan, warrant, purchase right or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this agreement) other than the Shareholder Agreements. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company other than the Shareholder Agreements.

          6.D. Accredited Investors. Such Seller is an "Accredited Investor"
               --------------------
within the meaning of Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act, as presently in effect.

          6.E. Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which such Seller is a party or to which such Seller is subject. Such Seller shall pay, indemnify, defend and hold the Company, the Surviving Corporation, the Parent and Acquisition Corp. harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          6.F. Litigation, etc.  There are no actions, suits, proceedings
               ---------------
(including any arbitration proceedings), orders, investigations or claims pending or threatened against or affecting such Seller in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

          Section 7.    Representations and Warranties of the Parent and
                        ------------------------------------------------
Acquisition Corp. As a material inducement to the Company and the each of the
----------------
Sellers to enter into this Agreement and take the actions set forth in Section 1, the Parent and Acquisition Corp. hereby represent and warrant to the Company and each of the Sellers that the following statements contained in this Section 7 are correct and complete as of the date hereof:

          7.A. Organization, Power and Authority. The Parent and each directly
               ---------------------------------
and indirectly owned Subsidiary of the Parent, including Acquisition Corp. (the "Acquiror Subsidiaries"), is a corporation duly organized, validly existing and
 ---------------------
in good standing under the Laws of its state of incorporation and is duly authorized to conduct business in every jurisdiction where such qualification is required. The Parent and each of the Acquiror Subsidiaries possess all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the charter documents and bylaws of the Parent and Acquisition Corp. which have been furnished to the Company reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          7.B. Capital Stock and Related Matters
               ---------------------------------

          (i) The authorized capital stock of the Parent consists of (A) 50,000,000 shares of common stock, of which 29,157,927 shares of common stock are issued and outstanding, 7,750,000 shares are reserved for future issuance pursuant to outstanding options and warrants to purchase common stock ("Parent
                                                                        ------
Stock Options"), 750,000 shares are reserved for issuance pursuant to the
-------------
Parent's Employer Stock Purchase Plan (the "Employer Stock Purchase Plan"), of
                                            ----------------------------
which 42,028 shares have been issued to date and no Shares are held in treasury, and (B) 5,000 shares of preferred stock, of which no shares are issued and outstanding. Except for the shares of common stock of the Parent issuable pursuant to Parent Stock Option Plan and the Employer Stock Purchase Plan, the Parent has no outstanding (1) stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, or rights or options to subscribe for or to purchase its capital stock or (2) stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock or similar plans or rights. The Parent is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. All of the outstanding shares of the Parent's capital stock have been duly authorized and are validly issued, fully paid and nonassessable.

          (ii) The Parent has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or the offer, sale or issuance of any of its debt securities. Except as set forth in Section 8B(i) above, there are no voting trusts, proxies, or other agreements or understandings among the Parent's stockholders or any other Person with respect to the voting, transfer or registration of the Parent's capital stock or with respect to any other aspect of the Parent's affairs.

          (iii) All of the issued and outstanding shares of capital stock of each of the Acquiror Subsidiaries have been duly authorized and are validly issued, fully paid, and nonassessable. Each of the Parent and the Acquiror Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Parent and the Acquiror Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Parent to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any of the Acquiror Subsidiaries. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any of the Acquiror Subsidiaries. None of the Parent and the Acquiror Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not an Acquiror Subsidiary.

          7.C. Authorization; No Breach. The execution, delivery and performance
               ------------------------
of this Agreement and all other agreements or instruments contemplated hereby to which any of the Parent and Acquisition Corp. is a party or by which any of the Parent and Acquisition Corp. is bound have been duly authorized by the Parent and Acquisition Corp., as applicable. This Agreement and all other agreements contemplated hereby to which any of the Parent and Acquisition Corp. is a party, when executed and delivered by the Parent and Acquisition Corp., as applicable, in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Parent and Acquisition Corp., as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by the Parent and Acquisition Corp. of this Agreement and all other agreements contemplated hereby to which any of the Parent and Acquisition Corp. is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Parent and Acquisition Corp., as applicable, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of the organizational documents of the Parent and Acquisition Corp., as applicable, or any Law to which any of the Parent and Acquisition Corp., as applicable, is subject, or any agreement, instrument, order, judgment or decree to which the Parent and Acquisition Corp., as applicable is subject.

          7.D. Consents.  No consent, approval or authorization of, or
               --------
designation, declaration or filing with any Governmental Entity or other third party is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws and rules and regulations of the Nasdaq National Market and the filing and recording of the Certificate of Merger as required by the DGCL, or as set forth on the attached Consents Schedule 8C.

          7.E. SEC Filings.  The Parent has filed all forms, reports, statements
               -----------
and documents required to be filed by it (A) with the Securities Exchange Commission (the "SEC") and the Nasdaq National Market (collectively, together
                 ---
with any such forms, reports, statements and documents the Parent may file subsequent to the date hereof until the Closing, the "Parent Reports") and (B)
                                                      --------------
with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the Nasdaq National Market, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (b) of this paragraph was prepared in all material respects in accordance with the requirements of applicable law. No Acquiror Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq National Market, any other stock exchange or any other comparable Governmental Entity.

          7.F.  Financial Statements.  Each of the consolidated financial
                --------------------
statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of the Parent and the Acquiror Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

          7.G.  No Prior Activities.  Except for liabilities incurred in
                -------------------
connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Acquisition Corp. has not incurred any liabilities, and has not engaged in any business or activities or any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity. Acquisition Corp. is a wholly-owned subsidiary of the Parent.

          7.H.  Brokerage.  There are no claims for brokerage commissions,
                ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Parent or Acquisition Corp. is a party or to which the Parent or Acquisition Corp. is subject. The Parent shall pay, indemnify, defend and hold the Company and the Sellers harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          Section 8.   Indemnification and Other Agreements.

          8.A.  Survival of Representations and Warranties. The representations
                ------------------------------------------
and warranties in this Agreement and the Schedules and Exhibits attached hereto shall survive the Effective Time as follows:

          (i) the representations and warranties in Section 5N (Tax Matters) shall terminate on the sixtieth (60th) day following the expiration of the applicable statutes of limitations (after giving effect to any extensions or waivers thereof);

          (ii) the representations and warranties in Section 5B (Capital Stock and Related Matters; Subsidiaries), Section 5C (Authorization; No Breach),
Section 5K (Indebtedness), Section 5R (Brokerage), Section 5X (Affiliate Transactions), Section 6B (Authorization; No Breach), Section 6C (Title to Shares), Section 6D (Accredited Investors), Section 6E (Brokerage), Section 7B (Capital Stock and Related Matters), Section 7C (Authorization; No Breach) and
Section 7D (Brokerage) shall survive and shall not terminate;

          (iii) the representations and warranties in Section 5U (ERISA) shall terminate on the fourth anniversary of the Closing Date; and

          (iv) all other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto shall terminate on the second anniversary of the Closing Date;

provided, that any representation or warranty in respect of which indemnity may be sought under Section 8B, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 8A if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall survive for the periods set forth in this Section 8A and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the knowledge of any Party's officers, directors, shareholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

          8.B. General Indemnification.
               -----------------------

          (i)  Indemnification for the Benefit of the Company and the Parent by
               ----------------------------------------------------------------
the Sellers. Following the Effective Time, the Management Sellers, jointly and
-----------
severally, shall indemnify the Parent and its Affiliates, shareholders, partners, officers, directors, employees, agents, representatives, successors and permitted assigns and the Company (collectively, the "Seller Indemnified
                                                          ------------------
Parties") and save and hold each of them harmless against and pay on behalf of
-------
or reimburse such Seller Indemnified Parties as and when incurred for any direct or indirect loss, liability, demand, claim, action, cause of action, cost, damage (other than consequential damages and damages for lost profits), deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys', consultants' and experts' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "Losses"), which any such
                                                    ------
Seller Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any facts or circumstances which constitute a breach of any representation or warranty of the Company or the Sellers under this Agreement, or in any of the certificates or other instruments or documents furnished by the Company or the Sellers pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Company or the Sellers under this Agreement required to be performed or complied with by the Company or the Sellers at or prior to the Effective Time; (c) any nonfulfillment or breach of any covenant, agreement or other provision by the Sellers under this Agreement required to be performed or complied with by the Sellers after the Effective Time. If and to the extent any provision of this Section 8B is unenforceable for any reason, each Seller hereby agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this
Section 8B which is permissible under applicable Laws. Notwithstanding anything contained herein, in no event shall the Company be required to provide indemnification or contribution for any obligation of the Sellers under this
Section 8B(i).

          (ii)  Manner of Payment.
                -----------------

                (a) The Sellers' Representative shall elect to satisfy the indemnifications obligations of the Sellers pursuant to Section 8B(i) out of the Escrow Fund or through a cash payment (or any combination thereof) by delivering an election notice to the Parent within three (3) days following a determination that any amounts are owed to any Seller Indemnified Party. If the Sellers' Representative elects to satisfy the Losses out of the Escrow Fund, the Parent and the Sellers' Representative shall issue joint written instructions to the Escrow Agent authorizing the Escrow Agent to deliver to the Parent shares with a fair market value, as of the date of such payment or the date of the discovery of the Loss, whichever is lower, equal to the portion of the Losses to be paid out of the Escrow Fund, to the extent thereof. If the Sellers' Representative elects to satisfy the Losses through a cash payment or if the value of the Escrow Fund is insufficient to pay the Losses, the Sellers' Representative shall pay the entire amount of the Loss or the excess loss, as applicable, through a wire transfer of immediately available funds to an account designated in writing by the applicable Seller Indemnified Party. All indemnification payments shall be made within 15 days after a determination that amounts are owed to any Seller Indemnified Party.

                (b) Notwithstanding the above, any indemnification obligations resulting from a breach of Section 5O (Tax Matters) shall be paid by the Sellers' Representative in cash through a wire transfer of immediately available funds to an account designated in writing by the Parent.

          (iii) Defense of Third Party Claims.  Any Person making a claim for
                -----------------------------
indemnification under this Section 8B (an "Indemnitee") shall notify the
                                           ----------
Sellers' Representatives of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitor shall be actually prejudiced by such failure to so notify. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that prior to the Indemnitor assuming control of such defense it shall first demonstrate to the Indemnitee in writing such Indemnitor's financial ability to provide full indemnification to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder; and provided further, that:

                (a) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

               (b) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) a conflict of interest exists between the Indemnitor and the Indemnitee; or (5) the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

               (c) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

               (d) if the claim for Indemnification relates to Taxes, the Indemnitor's rights to control the defense of such matter shall extend only to the specific issue for which indemnification is claimed (and not the entire return or taxable period).

          (iv) Limitations on Indemnification.   Notwithstanding any provision
               ------------------------------
herein to the contrary, the maximum liability of all of the Management Sellers with respect to any Losses suffered by the Seller Indemnified Parties as a result of any facts or circumstances which constitute a breach of any representation or warranty described in Sections 8A(iii) and (iv) shall be an aggregate amount equal to $17,574,789.00; provided that the Sellers will only be required to indemnify the Seller Indemnified Parties for any breaches of the representations and warranties described in Sections 8A(iii) and (iv) if such Losses in the aggregate exceed $250,000 (the "Basket Amount") and then only to
                                              -------------
the extent such Losses exceed the Basket Amount.

          (v)  Other Indemnification Provisions; Certain Waivers; etc.  To the
               ------------------------------------------------------
extent permitted by law, and except in the case of claims for common law fraud, the foregoing indemnification provisions shall constitute the exclusive remedies of the Seller Indemnified Parties for the breach of any representation, warranty, covenant or agreement contained herein or in any of the Schedules or Exhibits attached hereto; provided that nothing herein shall preclude a party
                          --------
from seeking specific performance where appropriate. Each Seller hereby agrees that he shall not make any claim for indemnification against the Company by reason of the fact that he was a shareholder, director, officer, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Seller Indemnified Parties against such Seller pursuant to this Agreement and such Seller hereby acknowledges and agrees that he shall have no claims or right to contribution or indemnity from the Company with respect to any amounts paid by the Sellers pursuant to this Section 8B.

          Section 9.    Definitions. For the purposes of this Agreement, the
                        -----------
following terms have the meanings set forth below:

          "1998 Stock Option Plan" means the IntraActive Software Corporation
           ----------------------
1998 Stock Option Plan adopted as of June 1, 1998.

          "1999 Stock Option Plan" means the BuzzCompany.com Inc. 1999 Stock
           ----------------------
Option Plan adopted as of October 15,1999.

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Affiliated Group" means any affiliated group as defined in Code
           ----------------
(S)1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or non-U.S. law) for a period during which any of the Company was a member.

          "Agreement" has the meaning set forth in the Preamble.
           ---------

          "Board" means the board of directors of the Company.
           -----

          "CERCLA" means the Comprehensive Environmental Response, Compensation,
           ------
and Liability Act of 1980, as amended.

          "Change in Control" shall mean a change in ownership or control of the
           -----------------
Parent effected through any of the following transactions:

          (i) a merger, consolidation or reorganization approved by the Parent's stockholders, unless securities representing more than fifty percent
                       ------
(50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Parent's outstanding voting securities immediately prior to such transaction,

          (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Parent's assets, or

          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Parent or a person that directly or indirectly controls, is controlled by, or is under common control with, the Parent), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Parent's outstanding securities.

          "Closing" has the meaning set forth in Section 1L.
           -------

          "Closing Date" has the meaning set forth in Section 1L.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company Group" means Multex.com, Inc. and its Subsidiaries.
           -------------

          "Company Intellectual Property Rights" means all of the Intellectual
           ------------------------------------
Property Rights owned or used by the Company or any of its Subsidiaries (along with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, damages and payments for past or future infringements or misappropriations thereof)), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property Rights.

          "Confidential Information" means the information, observations and
           ------------------------
data of the Company or any of its Subsidiaries concerning the business or affairs of the Company or any Subsidiary (including the Company's technology, computer programs, know-how, designs, inventions, methods of doing business and supplier and customer information) (i) which is material nonpublic information,
(ii) which is proprietary to the Company or any of its Subsidiaries, (iii) the disclosure of which could reasonably be expected to be detrimental or adverse to the Company or any of its Subsidiaries, or (iv) is the property of the Company or such Subsidiary and that the continued success of the Company depends in large part on keeping this information from becoming known to competitors of the Company.

          "Effective Time" has the meaning set forth in Section 1B.
           --------------

          "Employee Benefit Plan" means any "employee benefit plan" (as such
           ---------------------
term is defined in ERISA (S)3(3)) and any other material employee benefit plan, program or arrangement.

          "Environmental and Safety Requirements" shall mean all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Escrow Agent" has the meaning set forth in Section 1J(iv).
           ------------

          "Escrow Agreement" shall be the Escrow Agreement to be entered into
           ----------------
among the Parent, the Sellers' Representative and the Escrow Agent substantially in the form of Exhibit C attached hereto.

          "Exchange Act" means the Securities and Exchange Act of 1934, as
           ------------
amended, or any similar federal law then in force.

          "GAAP" means United States generally accepted accounting principles as
           ----
in effect from time to time.

          "Government Entity" means individually, and "Government Entities"
           -----------------                           -------------------
means collectively, the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Company or any of its Subsidiaries.

          "Guarantee" means any guarantee of the payment or performance of any
           ---------
Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any obligations under any indebtedness for borrowed money (including all principal, interest premiums, penalties, fees, expenses and brokerage costs),
(ii) any obligations for deferred compensation, (iii) any obligations to pay the deferred purchase price of property or services (except for accounts payable in the ordinary course of business consistent with past custom and practice), (iv) any indebtedness evidenced by any note, bond, debenture or other debt security,
(v) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (vi) any indebtedness pursuant to a Guarantee, (vii) any obligations under capitalized leases or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (viii) any indebtedness secured by a Lien on a Person's assets.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications and patent disclosures, as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information).

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Latest Balance Sheet" has the meaning set forth in Section 5E(ii).
           --------------------

          "Laws" means all statutes, laws, codes, ordinances, regulations,
           ----
rules, orders, judgments, writs, injunctions, acts or decrees of any Government Entity.

          "Leased Real Property" has the meaning set forth in Section 5X(ii).
           --------------------

          "Liabilities" means any liability (whether known or unknown, whether
           -----------
asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Lien" or "Liens" means any mortgage, pledge, security interest,
           ----      -----
encumbrance, encroachment, claim, lease, right of possession, other defect in title or Lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

          "Management Sellers" means Zakhar Gorelov, Ruth Brown and Victor
           ------------------
Goltsman.

          "Material Adverse Effect" means a material and adverse effect upon the
           -----------------------
business, operations, assets, liabilities, financial condition, operating results, business prospects, cash flow, net worth or employee, customer or supplier relations of the Company taken as a whole.

          "Material Contracts" has the meaning set forth in Section 5O(ii).
           ------------------

          "Merger" has the meaning set forth in Section 1A.
           ------

          "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
           ------------------

          "New Common Stock" means the shares of common stock of the Parent,
           ----------------
$.01 par value per share.

          "New Registration Rights Agreement" means the Registration Rights
           ---------------------------------
Agreement, dated as of the date hereof, by and among the Parent and the Sellers attached hereto as Exhibit D.
                   ---------

          "Noncompete Period" has the meaning set forth in Section 4B(i).
           -----------------

          "Option" has the meaning set forth in Section 1L.
           ------

          "Party" has the meaning set forth in the Preamble.
           -----

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Per Share Consideration" has the meaning set forth in Section 1G(i).
           -----------------------

          "Permitted Liens" means (i) Liens for Taxes or assessments and similar
           ---------------
charges, which either are (a) not yet due and payable or (b) being contested in good faith and by appropriate proceedings, and for which adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's books with respect thereto, (ii) mechanics', materialmen's or contractors' Liens or encumbrances or any similar statutory Lien or restriction incurred in the ordinary course of business for amounts not yet due and payable,
(iii) zoning, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current occupancy, use and operation of the Real Property, and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy use, value or marketability of the Real Property which they encumber.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Parent" has the meaning set forth in the Preamble.
           ------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of August 12, 1999 by and among IntraActive Software Corporation and the purchasers of shares of common stock of IntraActive Software Corporation set forth on the signature page thereto.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities Purchase Agreement" means the Securities Purchase
           -----------------------------
Agreement dated August 12, 1999, by and among IntraActive Software Corporation (the predecessor by merger to the Company) and the purchasers of shares of common stock of IntraActive Software Corporation set forth on the signature page thereto.

          "Sellers" has the meaning set forth in the Preamble.
           -------

          "Sellers' Representative" has the meaning set forth in Section 10.
           -----------------------

          "Shareholder Agreements" means the Shareholder Agreement, dated as of
           ----------------------
August 12, 1999, by and among IntraActive Software Corporation and the purchasers of shares of common stock of IntraActive Software Corporation set forth on the signature page thereto and the Shareholder Agreement, dated as of January 4, 1999, by and among IntraActive Software Corporation, Zakhar Gorelov and other stockholders of IntraActive Software Corporation.

          "Stock Option Plans" means the 1998 Stock Option Plan and the 1999
           ------------------
Stock Option Plan.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a limited liability company (with voting securities) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity income, gains, deductions or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, unemployment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "Treasury Regulation" means the United States Treasury Regulations
           -------------------
promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Warrant Holder" means Jonathan Cohen.
           --------------

          Section 10.     Agreement of Sellers.
          ----------      --------------------

          10.A.  Designation of Sellers' Representative. Each of the Sellers
                 --------------------------------------
signatory to this Agreement hereby appoints Zakhar Gorelov as the sellers' representative (the "Sellers' Representative") with full power of substitution
                     -----------------------
and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign (i) any or all amendments, waivers, modifications or supplements to this Agreement, (ii) the Escrow Agreement and (iii) any or all amendments, waivers, modifications or supplements to any other agreements contemplated by this Agreement and the Escrow Agreement.

          10.B.  Termination of Agreements.  Each of the Sellers that is a party
                 -------------------------
thereto agrees that the Shareholder Agreements, the Securities Purchase Agreement and the Registration Rights Agreement shall terminate as of the Effective Time, and that thereafter none of the Company, Acquisition Corp. or the Parent shall have any liabilities or obligation to any of the Sellers pursuant to any of the Shareholders Agreements or the Registration Rights Agreement.

          Section 11.     Miscellaneous.
          ----------      -------------

          11.A.  Fees and Expenses.  Except as otherwise set forth herein, the
                 -----------------
Parent will be responsible for all costs and expenses incurred by the Parent in connection with the negotiation, preparation and entry into this Agreement and the consummation of the transactions contemplated hereby ("Transaction
                                                           -----------
Expenses") and the Parent will be responsible for up to $85,000 of Transaction
--------
Expenses incurred by the Company or the Sellers. The Sellers will pay their pro rata share (based on their ownership of the Common Stock) of all Transaction Expenses incurred by the Sellers or the Company in excess of $85,000.

          11.B.  Remedies.  Any Person having any rights under any provision of
                 --------
this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Laws. All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. One or more successive actions may be brought against the Company, either in the same action or in separate actions, as often as the Parent or any of such holders deems advisable, until all of the obligations to such Person are paid and performed in full.

          11.C.  Consent to Amendments.  This Agreement may be amended, or any
                 ---------------------
provision of this Agreement may be waived upon the approval, in a writing, executed by the Parent, the Company, and the Sellers' Representative. No course of dealing between or among the Parent, the Company, and the Sellers' Representative shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such Party or such holder under or by reason of this Agreement.

          11.D.  Successors and Assigns.
                 ----------------------

          (i) This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Sellers, or assigned or delegated by the Company prior to the Closing, without the prior written consent of the Parent, and except as otherwise provided by Section 11D(ii) below, neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Parent without the prior written consent of the Sellers.

          (ii) The Parent may assign this Agreement and its rights and obligations hereunder to one of its Affiliates and to its lenders for collateral assignment purposes; provided, that no such assignment shall relieve the Parent from its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for a Party's benefit as a holder of the Company's equity securities are also for the benefit of, and enforceable by, any subsequent holder of the Company's equity securities.

          11.E.  Severability.  Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.F.  Counterparts.  This Agreement may be executed in counterparts
                 ------------
(including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

          11.G.  Descriptive Headings; Interpretation. The headings and captions
                 ------------------------------------
used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation."

          11.H.  Entire Agreement.  This Agreement, the agreements and documents
                 ----------------
referred to herein contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

          11.I.  No Third-Party Beneficiaries.  This Agreement is for the sole
                 ----------------------------
benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

           11.J.  Cooperation on Tax Matters.  The Parties shall cooperate
                  --------------------------
fully, as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

           11.K.  Schedules and Exhibits.  All Schedules and Exhibits
                  ----------------------
attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

           11.L.  Governing Law.  All issues and questions concerning the
                  -------------
construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

           11.M.  Notices.  All notices, demands or other communications to be
                  -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Parent, the Sellers and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All notices, demands and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

     The Company:

           BuzzCompany.com
           61 Broadway, 4th Floor
           New York, NY 10006
           Attention: Mr. Zakhar Gorelov
           Facsimile: (212) 425-0909
     with copies to:
     (which shall not constitute notice to the Company)

           Satterlee Stephens Burke & Burke LLP
           230 Park Avenue
           New York, NY 10169-0079
           Attention: Paul Brown, Esq.
           Facsimile: (212) 818-9606/07

     The Sellers' Representative (on behalf of the Sellers):

           Mr. Zakhar Gorelov
           61 Broadway, 4th Floor
           New York, NY 10006
           Facsimile: (212) 425-0909

     with a copy to:
     (which shall not constitute notice to the Sellers)

           Satterlee Stephens Burke & Burke LLP
           230 Park Avenue
           New York, NY 10169-0079
           Attention: Paul Brown, Esq.
           Facsimile: (212) 818-9606/07

     The Parent and Acquisition Corp.:

           Multex.com, Inc.
           100 William Street, 7th Floor
           New York, NY
           Attention: Curtis Carmack, Esq.
           Facsimile: (212) 607-2510
           Telephone: (212) 607-2400

     with a copy to:
     (which shall not constitute notice to the Parent or Acquisition Corp.)

           Kirkland & Ellis
           153 East 53rd Street
           New York, NY 10022
           Attention: Kimberly P. Taylor, Esq.
           Facsimile: (212) 446-4900

           11.N.  Jurisdiction and Venue.  SUBJECT TO SECTION 13Q, ALL JUDICIAL
                  ----------------------
PROCEEDINGS BROUGHT BY OR AGAINST THE COMPANY, THE PARENT, ACQUISITION CORP. OR THE SELLERS WITH RESPECT TO THIS AGREEMENT, ANY

OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY, THE PARENT, ACQUISITION CORP. AND EACH SELLER ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY, THE PARENT, ACQUISITION CORP. AND EACH SELLER HEREBY WAIVES ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY, THE PARENT, ACQUISITION CORP. OR ANY SELLER AT SUCH PERSON'S RESPECTIVE ADDRESSES PROVIDED HEREIN. TO THE EXTENT PERMITTED BY LAW, IF ANY AGENT APPOINTED BY THE COMPANY, THE PARENT, ACQUISITION CORP. OR ANY SELLER REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON SUCH PERSON BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.

           11.O.  Waiver of Right to Jury Trial.  THE COMPANY, THE PARENT,
                  -----------------------------
ACQUISITION CORP. AND EACH SELLER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

           11.P.  No Strict Construction.  The Parties have participated
                  ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

           11.Q.  Dispute Resolution.
                  ------------------

                  (a)  Arbitration.  In the event of disputes between the
                       -----------
     Parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in New York, New York. Such arbitration proceeding shall be conducted in as expedited a manner as is practical, and the arbitrator or arbitrators in any such arbitration (an "Arbitration") shall be persons who are expert in the subject of mergers
      -----------
     and acquisitions. Both the foregoing agreement of the Parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the Parties hereto and may be specifically enforced by legal proceedings. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may, in its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (b)  Procedure.  The Arbitration shall be conducted before a
                       ---------
     panel of arbitrators selected in accordance with the rules of the American Arbitration Association. Each Party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten (10) days following completion of the Arbitration.

                  (c)  Venue and Jurisdiction.  Any and all legal proceedings
                       ----------------------
     to enforce this Agreement (including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby), shall be governed in accordance with Section 11N.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the date first written above.

                                     MULTEX.COM, INC.


                                     By:  ____________________________________
                                          Name:
                                          Title:


                                     MULTEX B ACQUISITION CORP.


                                     By:  ____________________________________
                                          Name:
                                          Title:


                                     BUZZCOMPANY.COM INC.


                                     By:  ____________________________________
                                          Name:
                                          Title:

                             SELLER SIGNATURE PAGE



                                          ____________________________________
                                          Zakhar Gorelov


                                          ____________________________________
                                          James H. Bell


                                          ____________________________________
                                          Patrice T. Bell


                                          ____________________________________
                                          Joseph E. Bentzel


                                          ____________________________________
                                          Alon Bochman


                                          ____________________________________
                                          Ruth Brown


                                          ____________________________________
                                          Albert A. Byer


                                          ____________________________________
                                          Lynda Byer


                                          ____________________________________
                                          Elizabeth Dalrymple


                                          ____________________________________
                                          James Dalrymple

                                          ____________________________________
                                          John E. Dalrymple


                                          ____________________________________
                                          H. Leland Getz IRA


                                          ____________________________________
                                          James J. Hammond


                                          ____________________________________
                                          Barbara Hammond


                                          ____________________________________
                                          Antony T. F. Lundy


                                          ____________________________________
                                          Edwin T. Markham


                                          MOUNT  CALVARY CEMETERY


                                          By: _________________________________
                                              Name: Robert Wutz
                                              Title:



                                          ____________________________________
                                          Charles E. Murphy, Jr.


                                          POC PARTNERS LIMITED PARTNERSHIP


                                          By: _________________________________
                                              Name: James Wadsworth
                                              Title:

                                           ____________________________________
                                           Richard J. Riley


                                           ____________________________________
                                           David Shafron


                                           ____________________________________
                                           Tom Shafron


                                           SOMERSET CAPITAL PARTNERS


                                           By: ________________________________
                                               Name: William R. Ziegler
                                               Title: Partner


                                           ____________________________________
                                           Albert Stickney III



                                           SUNBEAM MARITIME INC.


                                           By: ________________________________
                                               Name:
                                               Title:


                                           WESTERN HARBOR ASSOCIATES LLC


                                           By: ________________________________
                                               Name: Arthur Musarra, Jr.
                                               Title:


                                           ____________________________________
                                           Victor Goltsman

                                   Exhibit A
                                   ---------

                         Form of Certificate of Merger

                                   Exhibit B
                                   ---------

                     Form of Certificate of Incorporation

                                   Exhibit C
                                   ---------

                           Form of Escrow Agreement

                                   Exhibit D
                                   ---------
                   Form of New Registration Rights Agreement

                                   Exhibit E
                                   ---------

                Opinion of Satterlee Stephens Burke & Burke LLP

                                   Exhibit F
                                   ---------

                          Opinion of Kirkland & Ellis

                                      F-1